UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2018

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 24 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Guthrie as Chief Financial Officer; Appointment of John Pierantoni as Interim Chief Financial Officer

On January 28, 2018, Michael Guthrie, Chief Financial Officer of TrueCar, Inc. (the “Company”), notified the Company that for personal reasons he will resign from his position as the Company’s Chief Financial Officer, effective February 1, 2018. John Pierantoni, the Company’s Chief Accounting Officer, will be assuming the additional role of Interim Chief Financial Officer, and as such will become the Company’s principal financial officer, effective February 1, 2018. Mr. Guthrie has agreed to provide consulting services to the Company for a four-month period following his departure in support of this management transition, during which consulting arrangement he will continue to vest in his equity awards.

Mr. Pierantoni has served as the Company’s Chief Accounting Officer since December 2013. Prior to joining the Company, Mr. Pierantoni was Vice President of Finance at Cornerstone OnDemand, Inc. Mr. Pierantoni has also served as Chief Accounting Officer of Ticketmaster Entertainment and was the Controller, Motion Picture Group of Paramount Pictures. In addition, he has 13 years of public accounting experience with PricewaterhouseCoopers, including two years in PwC's London office.

There are no arrangements or understandings between Mr. Pierantoni and any other persons pursuant to which he was selected as Interim Chief Financial Officer. There are also no family relationships between Mr. Pierantoni and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Chip Perry
Chip Perry
President and Chief Executive Officer

 Date:  February 1, 2018